Exhibit (h)(1)(a)

TCW FUNDS, INC.

AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 19th day of July, 2006, to the Transfer Agent Servicing Agreement, dated as of September 7, 2005 (the “Agreement”), is entered by and between TCW Funds, Inc., f/k/a TCW Galileo Funds, Inc., a Maryland corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Effective February 28, 2006, the name TCW Galileo Funds, Inc., was changed to TCW Funds, Inc. Accordingly, all references to TCW Galileo Funds, Inc. in the Agreement shall be replaced with TCW Funds, Inc.

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TCW FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Philip K. Holl	By:	/s/ Michael R. McVoy
Printed Name: Philip K. Holl		Printed Name: Michael R. McVoy
Title: Secretary		Title:	Executive Vice President

Exhibit A

to TCW Funds, Inc.’s

Transfer Agent Servicing Agreement

Fund Names

Separate Series of TCW Funds, Inc.

Name of Series

TCW Asia Pacific Equities Fund

TCW Balanced Fund – effective on or about 8/31/06

TCW Core Fixed Income Fund

TCW Diversified Value Fund

TCW Dividend Focused Fund

TCW Emerging Markets Equities Fund

TCW Emerging Markets Income Fund

TCW Equities Fund

TCW Focused Equities Fund

TCW Global Alpha Fund

TCW Growth Equities Fund

TCW Growth Insights Fund

TCW High Yield Bond Fund

TCW Large Cap Core Fund

TCW Large Cap Flexible Growth Fund

TCW Money Market Fund

TCW Opportunity Fund

TCW Select Equities Fund

TCW Small Cap Growth Fund

TCW Short Term Bond Fund

TCW Total Return Bond Fund

TCW Value Added Fund

TCW Value Opportunities Fund

TCW Aggressive Growth Equities Fund

TCW Convertible Securities Fund

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